Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-235369) of Navios Maritime Acquisition Corporation and in the related Prospectus of our reports dated April 27, 2021, with respect to the consolidated financial statements of Navios Maritime Acquisition Corporation, and the effectiveness of internal control over financial reporting of Navios Maritime Acquisition Corporation, included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 27, 2021